UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
December 19, 2017
Date of Report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on December 20, 2017, the Board of Directors of Renasant Corporation (the “Company”) took the following actions relating to its named executive officers:

•
Effective May 1, 2018, R. Rick Hart, while remaining a part of the Company’s executive leadership, will scale back his activities with the Company. In his new role, Mr. Hart will be required to expend no more than 60% of the time that he previously expended as President of the Northern Region of the Bank, and he will be paid 60% of his base compensation as in effect on April 30, 2018. Mr. Hart will remain eligible for annual and long-term cash and equity incentives on a prorated basis. In addition, the term of Mr. Hart’s employment agreement will be extended for an additional year, such that it will terminate on December 31, 2019.

•
The Executive Employment Agreements for Messrs. Waycaster and Chapman were amended. Under the amended agreements, upon a qualifying termination following a change in control of the Company, Mr. Waycaster will now receive a cash payment equal to 2.99 times his base compensation and average bonus and Mr. Chapman will now receive a cash payment equal 2.5 times his base compensation and average bonus, with each payment otherwise subject to the terms and conditions of their respective employment agreements (which are unchanged). Prior to the amendments, the multiplier in both executives’ employment agreements was 2.0 times. The Board effected these changes so that Mr. Waycaster’s and Mr. Chapman’s respective change in control benefit remains competitive with the Company’s peers for similarly-situated executives.

On December 21, 2017, Curtis J. Gabardi and the Company entered into a separation agreement pursuant to which Mr. Gabardi will separate from employment and resign as an officer of Renasant Bank, the Company’s wholly-owned subsidiary, following a transition period to end on March 31, 2018. Pursuant to the separation agreement, Mr. Gabardi will receive severance in an amount consistent with the terms of his employment agreement, and certain of his outstanding equity incentives under the Company’s 2011 Long-Term Incentive Compensation Plan will vest consistent with the terms of such incentives and the plan. As a condition to the Company’s payment to Mr. Gabardi, he has reaffirmed his commitment to the non-competition and non-solicitation covenants included in his employment agreement, and he will execute and deliver a general waiver and release in favor of the Company upon the effectiveness of his separation from service.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: December 26, 2017	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and Chief Executive Officer